UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2015

BLACKPOLL FLEET INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-185572	99-0367603
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

610 SW 34th Street, Building 3 Fort Lauderdale International Airport Fort Lauderdale, FL		33315
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (954) 905-6006

Copies to:

Thomas Rose, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32nd Floor

New York, New York 10006

Telephone: (212) 930-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

BlackPoll Fleet International, Inc. (the “Company”) issued a convertible promissory note in the amount of $500,000 to Roman Faizulin (“Faizulin”) on August 21, 2014 (the “Faizulin Note”). On August 6, 2015, Faizulin entered into the Assignment Agreement pursuant to which Faizulin assigned the Faizulin Note to Alpha Investment and Lending Corp. (“Alpha”).

Effective September 17, 2015, the Company issued 756,278 shares of common stock of the Company, par value $0.001 (the “Common Stock”) to Alpha upon conversion of $529,394.53 of the Faizulin Note. The conversion of the outstanding principal and unpaid accrued interest of the Faizulin Note fully extinguished the Company’s liability owed to Alpha pursuant to the Faizulin Note.

Effective September 17, 2015, the Company issued 268,860 shares of Common Stock to Alpha upon conversion of $188,201.82 of an outstanding convertible promissory note dated November 5, 2014. The conversion of the outstanding principal and unpaid accrued interest of the note fully extinguished the Company’s liability owed to Alpha pursuant to the note.

ITEM 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Promissory Note by and between the Company and Roman Faizulin dated August 21, 2014.

99.2	Promissory Note by and between the Company and Alpha Investment and Lending Corp. dated November 5, 2014.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKPOLL FLEET INTERNATIONAL, INC.

Date: September 22, 2015	By:	/s/ Dr. Jacob Gitman, PhD
Dr. Jacob Gitman, PhD
Chief Executive Officer